Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts" and "Selected Financial and Operating Data" and to the use of our report dated February 13, 1996, in the Registration Statement (Form S-l No. 333-29737) and related prospectus of Monterey Homes Corporation (formerly Homeplex Mortgage Investments Corporation) for the registration of 124,784 warrants to purchase an aggregate of 150,602 shares of common stock.

                                             Ernst & Young LLP



Phoenix, Arizona
May 6, 1998